POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Randy A. Ramlo, Michael T. Wilkins and Barrie W. Ernst, or any of them acting individually, the undersigneds true and lawful attorney-in-fact to:
(1) Execute for and on behalf of the undersigned Forms 3, 4, and 5 with respect to the securities of United Fire Group, Inc. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) Execute for and on behalf of the undersigned filing with respect to the securities of United Fire Group, Inc. in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;
(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, any such Section 13 filings, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
(4) Execute for and on behalf of the undersigned Form ID; and
(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and per-form any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is United Fire Group, Inc. assuming, any of the undersigneds responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or Section 13 filings with respect to the undersigneds holdings of, and transactions in, securities issued by United Fire Group, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this August day of 19, 2016.

Signature
/s/ Neal Scharmer
Print Name
Neal Scharmer